Exhibit 99.1
HMH Holding Inc. Announces First Quarter 2026 Results
HOUSTON, May 7, 2026 – HMH Holding Inc. (“HMH” or the “Company”) (NASDAQ: HMH) today announced financial and operational results for the first quarter of 2026.
This press release presents the results of HMH Holding B.V., the predecessor of HMH Holding Inc., for financial reporting purposes. HMH Holding Inc., a holding entity, was established with an intent to complete its IPO and related transactions to carry on HMH Holding B.V. business. As of March 31, 2026, HMH Holding Inc. was not engaged in any business or other activities. Therefore, results presented do not purport results of operations of HMH Holding Inc. as if the IPO and related transactions occurred prior to such periods. For example, these historical results do not reflect the attribution of net income to non-controlling interests or the provision for corporate income taxes on the income attributable to HMH Holding Inc. that HMH Holding Inc. expects to recognize in future periods.
First Quarter Highlights
• Revenue of $171.3 million, down 14% compared to the first quarter of 2025
• Net income attributable to HMH Holding B.V. of $3.4 million, down 44% compared to the first quarter of 2025
• Adjusted EBITDA of $30.1 million, relatively flat compared to the first quarter of 2025
• Completed initial public offering of 10,520,000 shares of Class A common stock on April 2, 2026 and exercise of underwriters’ option to purchase 685,844 shares of Class A common stock on April 30, 2026
Financial Summary
HMH Holding Inc. reported revenue for the first quarter of 2026 was $171 million, down 14% as compared to first quarter of 2025, and down 15% as compared to fourth quarter of 2025. Adjusted EBITDA in the first quarter of 2025 was $30 million, relatively flat as compared to first quarter of 2025, and down 44% as compared to fourth quarter of 2025.
HMH Holding Inc.’s Chief Executive Officer, Eirik Bergsvik, stated: “We are encouraged by a strengthening market and growing demand for our products and services, despite the global market volatility and lower sales intake. We maintained resilient financial performance through disciplined cost management, a favorable product mix, and strong operational execution demonstrating the underlying strength of HMH’s business. Achieving these results while successfully completing our IPO in a challenging market environment makes the performance even more notable. I want to thank all HMH employees for their tireless efforts and unwavering commitment throughout this process. I also want to recognize our Board of Directors, and everyone involved in the IPO our advisors, underwriters, legal counsel, auditors, and other partners for their support and collaboration in reaching this important milestone.”
Eirik Bergsvik, CEO, concluded “We continue to see a positive outlook across offshore and onshore drilling, supported by higher oil prices and a stronger focus on energy security. As demand recovers, we expect new awards to drive further fleet reactivations. For 2026, based on current backlog, orders, and margin visibility, we expect full-year adjusted EBITDA of $157 million to $177 million, with bookings, revenue, and adjusted EBITDA as our key focus areas.”
Initial Public Offering
On April 2, 2026, we completed our IPO of 10,520,000 shares of our Class A common stock at a price to the public of $20.00 per share. These sales of our Class A common stock resulted in net proceeds of $197.8 million, after deducting the underwriters’ discounts and offering fees of $12.6 million.
We used $39.5 million of the net proceeds we received from the IPO as the cash consideration to purchase 2,100,000 HMH Holding B.V. Voting Class A Shares and 2,100,000 HMH Holding B.V. Voting Class B Shares from Baker Hughes and Akastor, the Principal Stockholders. We contributed all of the remaining net proceeds from the IPO to HMH Holding B.V. HMH Holding B.V. used an aggregate of $137.1 million of the net proceeds received, comprised of $110.0 million to be paid to Baker Hughes and $27.1 million to be paid to Akastor, to repay all of the outstanding principal and accrued and unpaid interest under the Shareholder Loan Agreement, and the remaining net proceeds of $21.2 million received by HMH B.V. were used to fund HMH B.V.’s working capital.
On April 30, 2026, the underwriters elected to exercise their option to purchase an additional 685,844 shares of Class A common stock. The transaction closed on May 5, 2026. Net proceeds from this exercise were $12.9 million after deducting discounts and offering fees of $0.8 million. These proceeds went to the principal shareholders.
Operational and Financial Results
Revenue, Cost of Sales and Selling, General and Administrative Expenses
Revenue for the first quarter of 2026 was $171.3 million, down 14% as compared to first quarter of 2025, and down 15% as compared to fourth quarter of 2025, driven by declines in products and services volume offset by spares volume. This decrease was primarily due to a reduced product and service backlog entering the period.

Aftermarket services revenue was $72 million in the quarter, down 14% as compared to first quarter of 2025, and down 30% as compared to fourth quarter of 2025, impacted by softer order intake in 2025 and non-repeat of contractual service volume. Margins in the segment remained supported by service mix, execution focus, and selective cost actions implemented over the past several quarters.
Spares revenue was $66.5 million in the first quarter of 2026, up 11% as compared to first quarter of 2025, driven by land and topside spares slightly offset by pressure control spares, and up 23% as compared to fourth quarter of 2025 as customers prepare for increased activity in the second half of 2026.
Product revenue in the first quarter of 2026 was $32.8 million, down 41% as compared to first quarter of 2025, and down 30% as compared to fourth quarter of 2025, driven by lower starting backlog due to customers’ capex deferrals in 2025.
Total cost of sales decreased by $25.3 million, or 17.8%, to $116.6 million in the first quarter of 2026, down from $141.9 million in the first quarter of 2025. Cost of sales as a percentage of revenue decreased to 68.1% in the first quarter of 2026 as compared to 71.5% in the first quarter of 2025. The decrease in cost of sales and cost of sales as a percentage of revenue was due to lower volume, revenue mix, continued cost optimization efforts and increased utilization.
Selling, General and Administrative Expenses
In the first quarter of 2026, selling, general and administrative expenses decreased by $1.1 million, or 3.1%, to $35.1 million from $36.2 million in the first quarter of 2025, primarily due to continued cost optimization and rationalization efforts.
Order Intake, Adjusted EBITDA and Free Cash Flow
Orders for the quarter were $218 million, up 10% as compared to first quarter of 2025 driven by products and projects slightly offset by field services and contract services, and up 25% as compared to fourth quarter of 2025, driven by equipment and repairs as customers prepared for increased activity in the second half of 2026. Orders exceeded revenue in the quarter, resulting in a book-to-bill of 1.3x. Importantly, quarter-on-quarter order and backlog growth reflects improving customer visibility and positions us well for increased activity levels in the second half of the year.
Adjusted EBITDA in the quarter was $30.1 million, which was relatively flat year-on-year and down 44% quarter-on-quarter. The quarter-on-quarter EBITDA decline is driven by lower volumes and the non-repeat of Q4 2025 benefits from inventory optimization and contract services, partially offset by spares.
Net cash provided by operating activities in the first quarter of 2026 was $7.3 million, down 46% as compared to the first quarter of 2025. Free cash flow was positive at $4.6 million in the quarter. This result reflects expected seasonality, as we typically see a lighter first half of the year while preparing for a second half increase. PP&E and development costs during the quarter were $2.7 million, consistent with historical quarters primarily supporting aftermarket capabilities and service reliability.
Conference Call Details
The Company has scheduled a conference call on May 7, 2026, at 7:00 am Central Time to discuss its results for the first quarter of 2026. To access the conference call, participants may dial (800) 715-9871 for (U.S.) or (646) 307-1963 for (international) and use Conference ID: 6309447. Participants may listen to the call through a webcast link posted in the Investors section of HMH’s website. A replay of the conference call will be made available on the website approximately two hours following the conclusion of the live call for 30 days.
About HMH
HMH is a leading provider of highly engineered, mission-critical equipment solutions, providing customers with a comprehensive portfolio of drilling equipment, services and systems utilized in oil and gas drilling operations, both offshore and onshore. HMH’s global reach, technical expertise, and innovative product offerings, coupled with its integrated operations from manufacturing to aftermarket services, allow HMH to provide customers with first-class technology, engineering, and project management services through the entire asset lifecycle of the equipment it provides. In addition, HMH is growing its portfolio of products and services to adjacent industries, such as mining. The complexity and criticality of HMH’s installed equipment drive customers to choose HMH for their aftermarket support, particularly in the offshore environment, which is subject to extensive regulation. For more information, please visit HMH’s website at www.hmhw.com.
Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, including adjusted EBITDA and free cash flow. These measures are reconciled to the most directly comparable GAAP measures in the accompanying tables and should not be considered as alternatives to GAAP results.
Forward-Looking Statements
The information in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally relate to expectations, beliefs, future events, future expected business, or our future financial or operating performance and prospects, and include statements regarding business plans, objectives, and expected operating results. When used in this press release, words such as “may,” “could,” “should,” “will,” “plan,” “project,” “forecast,” “guidance,” “outlook,” “budget,” “predict,” “pursue,” “target,” “seek,”

“objective,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” the negative of these terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in HMH’s filings with the Securities and Exchange Commission (the “SEC”), including the sections titled “Risk factors” and “Cautionary statement regarding forward-looking statements” in HMH’s final prospectus filed with the SEC on April 1, 2026 and subsequent Quarterly Reports on Form 10-Q. HMH undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release, except as required by law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.
Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and the Investors section of HMH’s website. We may use these channels to distribute material information about HMH; therefore, we encourage investors, the media, business partners and others interested in HMH to review the information posted on HMH’s website. The information on HMH’s website is not part of, and is not incorporated into, this press release.
Company Contact
Katina Hargett
Investor Relations
HMH Holding Inc.
+1 (281) 371-4985
investorrelations@hmhw.com

HMH Holding B.V.
Comparative Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended
	March 31, 2026	March 31, 2025

	(in thousands)
Revenue
Service revenue	$72,009	$83,508
Product revenue	32,466	54,658
Spare parts revenue	66,519	60,174
Related party revenue	327	90
Total revenue	171,321	198,430
Operating expenses
Cost of services sold	53,058	57,078
Cost of goods sold – products	25,367	46,697
Cost of goods sold – spare parts	38,208	38,108
Total cost of sales	116,633	141,883
Selling, general and administrative expenses	35,111	36,238
Research and development expenses	414	1,031
Restructuring and other expenses (income), net	—	3,271
Total operating expenses	152,158	182,423
Operating income (loss)	19,163	16,007
Foreign currency gain (loss), net	(2,228)	3,993
Other non-operating income (loss), net	(255)	313
Interest income (expense), net	(6,953)	(9,179)
Income (loss) before income taxes	9,727	11,134
Income tax (expense) benefit	(5,852)	(5,256)
Net income (loss)	3,875	5,878
Less: Net income (loss) attributable to non-controlling interests	427	(234)
Net income (loss) attributable to HMH Holding B.V.	$3,448	$6,112

HMH Holding B.V.
Comparative Condensed Consolidated Balance Sheets
(Unaudited)

	March 31, 2026	December 31, 2025

	(in thousands)
Assets
Current assets
Cash and cash equivalents	$101,297	$96,585
Other current assets	567,666	532,625
Property, plant and equipment, net	200,547	200,818
Other assets	523,412	527,676
Total assets	$1,392,922	$1,357,704
Liabilities and equity
Total current liabilities	245,899	223,639
Long-term debt, net	195,938	195,636
Long-term debt, net—related party	146,575	143,732
Other long-term liabilities	94,583	94,245
Total liabilities	682,995	657,252
Total equity	709,927	700,452
Total liabilities and shareholders’ equity	$1,392,922	$1,357,704

HMH Holding B.V.
Comparative Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended
	March 31, 2026	March 31, 2025

	(in thousands)
Cash flows from operating activities
Net income (loss)	$3,875	$5,878
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	10,653	10,311
Amortization of borrowing costs	318	664
Restructuring and other expenses	—	1,100
Deferred tax expense (benefit)	1,918	923
Paid-in kind interest	2,843	2,612
Provision for bad debt expense	284	789
Provision for inventory write-down	380	1,891
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	20,271	24,168
Changes in operating assets and liabilities	(12,984)	(10,581)
Net cash provided by (used in) operating activities	7,287	13,587
Cash flows from investing activities
Purchase of property, plant and equipment	(920)	(2,303)
Development costs	(1,814)	(104)
Acquisition of business, net of cash	(770)	—
Net cash provided by (used in) investing activities	(3,504)	(2,407)
Cash flows from financing activities
Proceeds from issuance of long-term loans—revolving credit facilities	719	40,000
Repayment of long-term loans—revolving credit facilities	—	(55,000)
Net cash provided by (used in) financing activities	719	(15,000)
Effect of foreign exchange rate on cash and cash equivalents	210	1,892
Net (decrease) / increase in cash and cash equivalents and restricted cash	4,712	(1,928)
Cash, cash equivalents and restricted cash, beginning of period	96,585	48,912
Cash, cash equivalents and restricted cash, end of period	$101,297	$46,984

HMH Holding B.V.
Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended
	March 31, 2026	March 31, 2025

	(in thousands)

Net income (loss)	$3,875	$5,878
Add: Interest expense, net	6,953	9,179
Income tax expense	5,852	5,256
Depreciation and amortization	10,653	10,311
Restructuring and other expenses	—	3,271
Foreign currency (gain) loss, net	2,228	(3,993)
IPO listing related cost	520	—
Adjusted EBITDA	$30,081	$29,902

HMH Holding B.V.
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended
	March 31, 2026	March 31, 2025

	(in thousands)
Net cash provided by (used in) operating activities	$7,287	$13,587
Add: Purchases of property and equipment	(920)	(2,303)
Development costs	(1,814)	(104)
Free Cash Flow	$4,553	$11,180